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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2004

Celsion Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-14242	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10220-L Old Columbia Road, Columbia, Maryland	21046-1705
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (410) 290-5390

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 7, 2004, upon the recommendation of its Nominating Committee, the Board of Directors of Celsion Corporation (the “Company”) acted to increase the number of directors constituting the whole Board from five to six and to fill the resulting vacancy by electing Dudleigh C. Stone to the Board. Mr. Stone was designated as a Class I Director and, therefore, his term will expire at the annual meeting of the Company’s stockholders in 2005. There was no arrangement or understanding between Mr. Stone and any other person pursuant to which Mr. Stone was elected to the Board of Directors.

The Board also acted to realign membership on its standing committees. Effective September 7, 2004, the members of the Audit Committee are Mr. Dudleigh Stone (Chairman), Dr. Max Link and Dr. Claude Tihon; the members of the Compensation Committee are Dr. Max Link (Chairman), Dr. Gary Pace and Mr. Dudleigh Stone, and the members of the Nominating Committee are Dr. Gary Pace (Chairman), Dr. Max Link and Dr. Claude Tihon.

On September 8, 2004, the Company issued a press release announcing Mr. Stone’s election to its Board of Directors. A copy of that press release is attached as Exhibit 99.1 to this Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release dated September 8, 2004 regarding the election of Dudleigh C. Stone to the Board of Directors of Celsion Corporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Date: September 8, 2004	By:	/s/ Augustine Y. Cheung
President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description
99.1	Press release dated September 8, 2004 regarding the election of Dudleigh C. Stone to the Board of Directors of Celsion Corporation

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